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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos.333-14595 and 333-02522) of Sun Communities Operating Limited Partnership of our report dated March 12, 2003 except for Note 4 as to which the date is March 12, 2004 relating to the 2002 and 2001 financial statements which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Detroit, Michigan
March 15, 2004